Exhibit 99.1

FOR IMMEDIATE RELEASE

July 8, 2026

Jefferies Financial Group Inc. Announces Pricing of €850,000,000 4.500% Senior Notes Due 2033

New York, New York — Jefferies Financial Group Inc. (NYSE: JEF) (“JFG”, “we” or “our”) today announced the pricing of its public offering of €850,000,000 aggregate principal amount of 4.500% Senior Notes due 2033 (the “Notes”) with an effective yield of 4.544%, maturing July 15, 2033. The offering is expected to settle on July 15, 2026, subject to the satisfaction of customary closing conditions.

Application is expected to be made for the Notes to be admitted to the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin, and admitted to trading on the Global Exchange Market of Euronext Dublin; any listing is subject to approval by Euronext Dublin.

JFG intends to use the net proceeds of the offering for general corporate purposes. Jefferies International Limited served as sole global co-ordinator and joint active book-runner for the offering of the Notes, Banco Santander, S.A., Citigroup Global Markets Limited, Natixis, SMBC Bank International plc and Société Générale served as joint active book-runners, and Banco Bilbao Vizcaya Argentaria, S.A., BNY Mellon Capital Markets, LLC, CaixaBank, S.A., Danske Markets Inc., HSBC Bank plc, Intesa Sanpaolo IMI Securities Corp., NatWest Markets Plc, Skandinaviska Enskilda Banken AB, Standard Chartered Bank and UniCredit Bank GmbH served as co-managers.

The offering of the Notes is being made pursuant to an effective shelf registration statement, base prospectus and related prospectus supplement. Copies of the prospectus supplement and the base prospectus, when available, may be obtained by contacting Jefferies International Limited toll-free at (877) 877-0696, or by email at DCMProspectuses@jefferies.com; or Banco Santander, S.A. at 34-91-257-2029, or by email at syndicate@gruposantander.com; or Citigroup Global Markets Limited toll-free at 1-800-831-9146, or by email at prospectus@citi.com; or Natixis at +33 1 58 55 28 01, or by email at legal.bonds@natixis.com; or SMBC Bank International plc at +44 (0)20 4507 1000, or by email at GBLOSecuritiesLegal@gb.smbcgroup.com; or Société Générale at +33 (0)1 42 13 32 16, or by email at eur-glba-syn-cap@sgcib.com. Investors may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This press release is not being distributed to, and must not be passed on to, the general public in the United Kingdom. This press release is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This press release is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this press release relates is available only to relevant persons and will be engaged in only with relevant persons.

About Jefferies Financial Group Inc.

Jefferies (NYSE: JEF) is one of the world’s leading full-service investment banking and capital markets firms. We primarily serve public companies, private companies, and their sponsors and owners, institutional investors, and government entities. Our services are enhanced by our relentless client focus, our differentiated insights and a flat and nimble operating structure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward‐looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward‐looking statements. Furthermore, because forward‐looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including risk factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements, is contained in reports we file with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026 filed with the SEC on April 7, 2026. You should read and interpret any forward-looking statement together with reports we file or furnish with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For inquiries, please contact:

Jonathan Freedman
Head of Marketing and Communications
Jefferies Financial Group Inc.
mediacontact@jefferies.com